Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Municipal Market Opportunity Fund, Inc.
33-33260, 811-06040

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment
management
agreement

 Common and
 MuniPreferred
 shares voting
 together as a
 class

  MuniPreferred
 shares voting
 together as a
 class



   For

           23,103,671

                          -
   Against

             1,222,141

                          -
   Abstain

                776,871

                          -
   Broker Non
-Votes

             7,542,509

                          -
      Total

           32,645,192

                          -
To ratify the
selection of Ernst
 & Young LLP as
the independent
registered public
accounting firm
for the current
fiscal year

   For

           31,697,826

                          -
   Against

                409,367

                          -
   Abstain

                537,999

                          -
      Total

           32,645,192

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012849.